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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 5, 2010, with respect to the (i) combined financial statements and schedule of NorthStar Healthcare Investors, Inc. Predecessor and (ii) financial statements of NorthStar Healthcare Investor, Inc., contained in the Registration Statement on Form S-11 (No. 333-163518) and Preliminary Prospectus. We consent to the use of the aforementioned reports in this Registration Statement on Form S-11 (No. 333-163518) and Preliminary Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP
New York, New York, April 5, 2010

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM